Exhibit 99.1

ZYNGA NAMES GAMES AND ENTERTAINMENT INDUSTRY VETERAN GERARD GRIFFIN AS CHIEF FINANCIAL OFFICER

SAN FRANCISCO, September 29, 2016 – Zynga Inc. (Nasdaq:ZNGA), a leading social game developer, today announced that the Company has appointed Gerard Griffin as Chief Financial Officer effective immediately. Griffin will oversee accounting, finance and investor relations, and will report directly to Chief Executive Officer Frank Gibeau.

“Gerard’s 25 years of financial experience and deep understanding of the games, media and technology industries will be instrumental to Zynga,” said Gibeau. “His disciplined financial leadership and approach of working closely with teams to deliver high margin digital revenue, coupled with his ability to navigate business turnarounds, will help put us in a stronger position to achieve long-term growth.”

Griffin, 49, brings to Zynga more than two decades of industry experience in financial and operational management within the gaming, media and technology sectors. Before joining Zynga, Griffin spent more than 10 years at Electronic Arts, Inc., a global leader in digital interactive entertainment. Most recently, he served as Senior Vice President of Finance where he was the finance leader for EA’s Studios, Marketing and Publishing organizations. Before that, he spent more than six years in Geneva, Switzerland as Vice President and Chief Financial Officer for EA International. In that role, Griffin oversaw EA’s international finance functions and served as the lead finance partner to EA's Chief Operating Officer and Global Publishing organization. At EA, Griffin was a key member of the company’s operating management team, responsible for the development and expansion of EA's games across all platforms including mobile, console and PC.

Prior to joining EA, Griffin held a number of senior finance roles domestically and internationally at technology and media companies, including NBC and Primedia, as well as in public accounting with KPMG.

 “I’ve always had a passion for media and entertainment, and I’m incredibly excited by Zynga’s unique ability to connect people around the world through games,” said Griffin. “With a strong portfolio of innovative IP, deep player relationships and incredible talent, the company is well positioned to be a leader in the growing mobile industry. I look forward to partnering collaboratively with Frank and the rest of the team to deliver on Zynga’s potential and long-term value through a player-first approach to building great games.”

About Zynga Inc.
Since its founding in 2007, Zynga's mission has been to connect the world through games. To-date, more than 1 billion people have played Zynga's games across Web and mobile, including FarmVille, Zynga Poker, Words With Friends, Hit it Rich! Slots and CSR Racing. Zynga's games are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, Calif., and has additional offices in the U.S., Canada, U.K., Ireland and India. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Press Contact
Stephanie Hess

shess@zynga.com

Forward-Looking Statements

This press release contains forward looking statements relating to, among other things, the appointment of our new Chief Financial Officer and his success, that the appointment of our new Chief Financial Officer will help put Zynga in a stronger position to achieve long-term growth, and that Zynga is well positioned to be a leader in the growing mobile industry.  Forward-looking statements often include words such as "outlook," "projected," "intends," "will," "anticipate," "believe," "target," "expect," and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.  Undue reliance should not be placed on such forward-looking statements, which are based on information available to us on the date hereof.  We assume no obligation to update such statements.

More information about factors that could affect our operating results are or will be described in greater detail in our public filings with the SEC, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC's web site at www.sec.gov.

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